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                                                                    EXHIBIT 23.3

                                  CONSENT OF
                   OBLON SPIVAK MCCLELLAND MAIER & NEUSTADT
                                PATENT COUNSEL

        We consent to the reference of our firm under the caption "Experts" regarding patents and pending patent applications either owned by or licensed to Aastrom Biosciences, Inc. ("Aastrom") relating to aspects of Aastrom's product and process technology as set forth in the Registration Statement on Form S-1 and related Prospectus of Aastrom, and any amendments thereto, which we have reviewed and approved under the captions "Risk Factors-Uncertainty Regarding Patents and Proprietary Rights" and "Business-Patents and Proprietary Rights", and the other references therein concerning such patents and patent applications.



                                           /s/  OBLON SPIVAK MCCLELLAND
                                                MAIER & NEUSTADT
                                           ----------------------------
                                                OBLON SPIVAK MCCLELLAND
                                                MAIER & NEUSTADT

Arlington, Virginia
November 13, 1996